As filed with the Securities and Exchange Commission on July 22, 1999
                                                     Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                                   AEGON N.V.
             (Exact name of registrant as specified in its charter)


       The Netherlands                                             N/A
  (State or jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               Mariahoeveplein 50
                               2591 TV The Hague
                                The Netherlands
                    (Address of principal executive offices)

                            -----------------------

             TRANSAMERICA CORPORATION EMPLOYEES STOCK SAVINGS PLAN
                            (Full title of the Plan)

                            -----------------------


                                Craig D. Vermie
                                AEGON USA, Inc.
                            4333 Edgewood Road N.E.
                            Cedar Rapids, Iowa 52499


                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (319) 398-8511

                            -----------------------
                                    Copy to:
                        Richard D. Truesdell, Jr., Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000
                            -----------------------


                                               CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                      Proposed
                                                                      Maximum
                                                    Amount            Offering           Proposed            Amount of
                 Title of                           to be              Price        Maximum Aggregate      Registration
        Securities to be Registered             Registered(1)       per Share(2)      Offering Price            Fee
--------------------------------------------------------------------------------------------------------------------------
Common Shares, par value fifty cents
Dutch Guilder per share....................       3,000,000          $73.59375         $220,782,250           $61,378
==========================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.
(2) Estimated pursuant to Rule 457(c) under the 1933 Act solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on July 16, 1999.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     AEGON N.V. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 3,000,000 shares of the Registrant's Common Shares, par value fifty cents Dutch Guilder per share ("Common Shares"), for issuance pursuant to the Plan and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Registrant pursuant to the Securities and Exchange Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference herein:

          (1) The Registrant's Annual Report on Form 20-F, as amended, for the fiscal year ended December 31, 1998 and

          (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998 including, to the extent specifically designated therein, certain reports on Form 6-K.

          (3) The description of the Registrant's Common Shares contained in the Registrant's Form 8-A (File No. 1-10882) filed with the Commission on October 4, 1991.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, including any Annual Report Form 20-F and, to the extent specifically designated therein, certain reports on Form 6-K, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(3) above.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable. As of the date hereof, Mr. Italiaander owned an amount of AEGON common shares equal to less than one one-hundredth of one percent of the total number outstanding of AEGON common shares.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has agreed to indemnify each member of the Executive Board and the Supervisory Board and each officer of the Company if, in the course of carrying out his duties, such person incurs personal liability under civil law for the financial consequences thereof, subject to the Company's reservation of its rights to recover payment made under the indemnity from each such person to the fullest extent permitted by applicable laws. The Company maintains an insurance policy with a third party insurer insuring officers and directors against the foregoing liability.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.   EXHIBITS

     4.01      Form of Transamerica Corporation Employees Stock Savings Plan.

     4.02 Specimen Share Certificate. (Incorporated herein by reference to the Registrant's Form 8-A (File No. 1-10882) filed on October 4,
               1991).*

     5.01 Opinion of Hans Italiaander; Senior Counsel of AEGON N.V., regarding the legality of the Common Shares.

     23.01     Consent of Ernst & Young Accountants.

     23.02     Consent of Hans Italiaander (included in Exhibit 5.01).

     24.01 Power of attorney (included on the signature page of this registration statement).
---------
     *Incorporated by reference.


Item 9.   UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

     The financial statements incorporated in this Registration Statement on Form S-8 by reference to the Annual Report on Form 20-F as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998 have been so incorporated in reliance on the report of Ernst & Young Accountants, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     The validity of the Common Shares offered hereunder has been passed upon by Hans Italiaander, Senior Counsel of AEGON N.V.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Hague, The Netherlands, on July 21, 1999.

                                   AEGON N.V.



                                   By: /s/ K.J. Storm
                                      -----------------------------------------
                                      Name:  K.J. STORM
                                      Title: Chairman of the Executive Board

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K.J. Storm, D.J. Shepard and Craig D. Vermie, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on July 21, 1999.

          NAME                                    TITLE
          ----                                    -----

/s/ K.J. Storm                      Chairman of the Executive Board
--------------------------------    (Chief Executive Officer)
K.J. STORM


/s/ H.B. Van Wijk                   Executive Board Member
--------------------------------    (Principal Financial and Accounting Officer)
H.B. VAN WIJK


/s/ P. Van de Geijn                 Executive Board Member
--------------------------------    (Executive Officer)
P. VAN DE GEIJN


/s/ D.J. Shepard                    Executive Board Member
--------------------------------
D.J. SHEPARD

/s/ G. Van Schaik                   Chairman of the Supervisory
---------------------------------   Board of Directors
G. VAN SCHAIK


/s/ H. de Ruiter                    Supervisory Board Member
---------------------------------   (Vice Chairman)
H. DE RUITER


/s/ F.J. de Wit                      Supervisory Board Member
---------------------------------
F.J. DE WIT


/s/ O.J. Olcay                       Supervisory Board Member
---------------------------------
O.J. OLCAY


/s/ G.A. Posthumus                   Supervisory Board Member
---------------------------------
G.A. POSTHUMUS


/s/ M. Tabaksblat                    Supervisory Board Member
---------------------------------
M. TABAKSBLAT


/s/ K.M.H. Peijs                     Supervisory Board Member
---------------------------------
K.M.H. PEIJS


/s/ D.G. Eustace                     Supervisory Board Member
---------------------------------
D.G. EUSTACE


/s/ J.F.M. Peters                    Supervisory Board Member
---------------------------------
J.F.M. PETERS


/s/ Sir Michael Jenkins              Supervisory Board Member
---------------------------------
SIR MICHAEL JENKINS


/s/ W.F.C. Stevens                   Supervisory Board Member
---------------------------------
W.F.C. STEVENS

                           AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 21, 1999 by the undersigned as the duly authorized representative of AEGON N.V. in the United States.


                                            /s/ Craig D. Vermie
                                            ------------------------------------
                                            CRAIG D. VERMIE

Cedar Rapids, Iowa

                               INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number                               Exhibit                       Numbered Page
------                               -------                       -------------
 4.01     Form of Transamerica Corporation Employees Stock
          Savings Plan

 4.02     Specimen Share Certificate. (Incorporated herein by            *
          reference to the Registrant's Form 8-A (File No.
          1-10882) filed on October 4, 1991).

 5.01     Opinion of Hans Italiaander; Senior Counsel of
          AEGON N.V., regarding the legality of the Common
          Shares.

 23.01    Consent of Ernst & Young Accountants.

 23.02    Consent of Hans Italiaander (included in Exhibit 5.01).

 24.01 Power of attorney (included on the signature page of this registration statement).



---------
* Incorporated by reference.